Comerica

SIXTH MODIFICATION TO LOAN AND SECURITY AGREEMENT

This Sixth Modification to Loan and Security Agreement (this "Modification") is entered into by and between MONTEREY GOURMET FOODS, INC., a Delaware Corporation ("Borrower") and COMERICA BANK ("Bank"), whose Western Market Headquarters is located at 333 West Santa Clara Street, San Jose, California as of July 15, 2009.

RECITALS

This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

Bank and Borrower previously entered into that certain Loan and Security Agreement (Accounts and Inventory), dated March 27, 2006, as modified by **those certain modification agreements** dated January 4, 2007, May 21, 2007, June 17, 2008, December 26, 2008, and February 12, 2009. The Loan and Security Agreement (Accounts and Inventory), as so modified, and as such may be otherwise modified, amended, restated, revised, supplemented or replaced from time to time prior to the date hereof shall collectively be referred to herein as the "Agreement."

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

AGREEMENT

1. Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

2. Modification to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Section 3 hereof, the Agreement is hereby modified as set forth below.

(a) The reference to "Base Rate + 0.000%" found at the top of the first page of the Agreement hereby is deleted and replaced with "Prime Referenced Rate + 0.00%."

(b) The definition of "Base Rate" set forth in Section 1.4 of the Agreement hereby is deleted in its entirety and replaced with the following:

"1.4 [Intentionally omitted.]"

(c) Section 2.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

"2.2 Except as hereinbelow provided, the Credit shall bear interest, on the Daily Balance owing, at a fluctuating rate of interest as set forth in that certain Prime Referenced Rate Addendum To Loan and Security Agreement, dated as of July 15, 2009, entered into between Borrower and Bank (the "Prime Referenced Rate Addendum") in connection with this Agreement and incorporated herein by this reference.

a. All interest payable by Borrower under the Credit shall be due and payable on the first day of each calendar month during the term of this Agreement. If any payment of principal or interest under this Agreement shall be payable on a day other than a day on which the Bank is open for business, this payment shall be extended to the next succeeding business day and interest shall be payable at the rate specified in the Prime Referenced Rate Addendum during this extension.

b. A late payment charge equal to five percent (5%) of each late payment may be charged on any payment not received by Bank within ten (10) calendar days after the payment due date, but acceptance of payment of this charge shall not waive any Event of Default under this Agreement. Upon the occurrence of an Event of Default hereunder, and without constituting a waiver of any such Event of Default, then during the continuation thereof, at Bank's option, the Credit shall bear interest, on the Daily Balance owing, at a rate equal to three percent (3%) per year in excess of the rate applicable immediately prior to the occurrence of the Event of Default, and such rate of interest shall fluctuate thereafter from time to time at the same time and in the same amount as any fluctuation in the rate of interest applicable immediately prior to any such occurrence."

(d) That certain Prime Referenced Rate Addendum to Loan and Security Agreement dated as of July 15, 2009 hereby is made a part of the Agreement and incorporated therein by reference.

(e). In Section 3.1 of the Agreement, the date "**August 30, 2009**" is hereby deleted and replaced with the date "**June 1, 2010**."

3. Legal Effect.

(a) Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect. Except as expressly set forth herein, the execution, delivery, and performance of this Modification shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

(b) Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Modification, and that no Event of Default has occurred and is continuing.

4. Miscellaneous Provisions.

(a) This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

(b) This Modification may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.

COMERICA BANK

By: ______________________
Christy Banducci
Title: Assistant Vice President-Western Market

MONTEREY GOURMET FOODS, INC., a Delaware Corporation

By: ______________________
Eric Eddings
Its: Chief Executive Officer

By: ______________________
Scott Wheeler
Its: Chief Financial Officer/Secretary

Prime Referenced Rate Addendum
To Loan and Security Agreement

This Prime Referenced Rate Addendum to Loan and Security Agreement (this "Addendum") is entered into as of July 15, 2009, by and between Comerica Bank ("Bank") and Monterey Gourmet Foods, Inc., a Delaware Corporation ("Borrower"). This Addendum supplements the terms of the Loan and Security Agreement (Accounts and Inventory) dated March 27, 2006 (as the same may be amended, modified, supplemented, extended or restated from time to time, the "Agreement").

1. Definitions. As used in this Addendum, the following terms shall have the following meanings. Initially capitalized terms used and not defined in this Addendum shall have the meanings ascribed thereto in the Agreement.

a. "Applicable Margin" means zero percent (0.00%) per annum.

b. "Business Day" means any day, other than a Saturday, Sunday or any other day designated as a holiday under Federal or applicable State statute or regulation, on which Bank is open for all or substantially all of its domestic and international business (including dealings in foreign exchange) in San Jose, California, and, in respect of notices and determinations relating the Daily Adjusting LIBOR Rate, also a day on which dealings in dollar deposits are also carried on in the London interbank market and on which banks are open for business in London, England.

c. "Daily Adjusting LIBOR Rate" means, for any day, a per annum interest rate which is equal to the quotient of the following:

(1) for any day, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to one (1) month appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 8:00 a.m. (California time) (or as soon thereafter as practical) on such day, or if such day is not a Business Day, on the immediately preceding Business Day. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service) on any day, the "Daily Adjusting LIBOR Rate" for such day shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be reasonably selected by Bank, or in the absence of such other service, the "Daily Adjusting LIBOR Rate" for such day shall, instead, be determined based upon the average of the rates at which Bank is offered dollar deposits at or about 8:00 a.m. (California time) (or as soon thereafter as practical), on such day, or if such day is not a Business Day, on the immediately preceding Business Day, in the interbank eurodollar market in an amount comparable to the applicable principal amount of the Indebtedness and for a period equal to one (1) month;

divided by

(2) 1.00 minus the maximum rate (expressed as a decimal) on such day at which Bank is required to maintain reserves on "Euro-currency Liabilities" as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category.

d. "Prime Rate" means the per annum interest rate established by Bank as its prime rate for its borrowers, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

e. "Prime Referenced Rate" means, for any day, a per annum interest rate which is equal to the Prime Rate in effect on such day, but in no event and at no time shall the Prime Referenced Rate be less than the sum of the Daily Adjusting LIBOR Rate for such day plus two and one-half percent (2.50%) per annum. If, at any time, Bank determines that it is unable to determine or ascertain the Daily Adjusting LIBOR Rate for any day, the Prime Referenced Rate for each such day shall be the Prime Rate in effect at such time, but not less than two and one-half percent (2.50%) per annum.

2. Interest Rate Options. Subject to the terms and conditions of this Addendum, the Indebtedness under the Agreement shall bear interest at the Prime Referenced Rate plus the Applicable Margin.

3. Payment of Interest. Accrued and unpaid interest on the unpaid balance of the Indebtedness outstanding under the Agreement shall be payable monthly, in arrears, on the first Business Day of each month, until maturity (whether as stated herein, by acceleration, or otherwise). In the event that any payment under this Addendum becomes due and payable on any day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable thereon during such extension at the rates set forth in this Addendum. Interest accruing hereunder shall be computed on the basis of a year of 360 days, and shall be assessed for the actual number of days elapsed, and in such computation, effect shall be given to any change in the applicable interest rate as a result of any change in the Prime Referenced Rate on the date of each such change.

4. Bank's Records. The amount and date of each advance under the Agreement, its applicable interest rate, and the amount and date of any repayment shall be noted on Bank's records, which records shall be conclusive evidence thereof, absent manifest error; provided, however, any failure by Bank to make any such notation, or any error in any such notation, shall not relieve Borrower of its obligations to repay Bank all amounts payable by Borrower to Bank under or pursuant to this Addendum and the Agreement, when due in accordance with the terms hereof.

5. Default Interest Rate. From and after the occurrence of any Event of Default, and so long as any such Event of Default remains unremedied or uncured thereafter, the Indebtedness outstanding under the Agreement shall bear interest at a per annum rate of three percent (3%) above the otherwise applicable interest rate hereunder, which interest shall be payable upon demand. In addition to the foregoing, a late payment charge equal to five percent (5%) of each late payment hereunder may be charged on any payment not received by Bank within ten (10) calendar days after the payment due date therefor, but acceptance of payment of any such charge shall not constitute a waiver of any Event of Default under the Agreement. In no event shall the interest payable under this Addendum and the Agreement at any time exceed the maximum rate permitted by law.

6. Prepayment. Borrower may prepay all or part of the outstanding balance of any Indebtedness at any time without premium or penalty. Any prepayment hereunder shall also be accompanied by the payment of all accrued and unpaid interest on the amount so prepaid. Borrower hereby acknowledges and agrees that the foregoing shall not, in any way whatsoever, limit, restrict, or otherwise affect Bank's right to make demand for payment of all or any part of the Indebtedness under the Agreement due on a demand basis in Bank's sole and absolute discretion.

7. Regulatory Developments or (Circumstances Relating to the Daily Adjustin, .3OR Rate.

a. If the adoption after the date hereof, or any change after the date hereof in, any applicable law, rule or regulation (whether domestic or foreign) of any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof: (a) shall subject Bank to any tax, duty or other charge with respect to this Addendum or any Indebtedness under the Agreement, or shall change the basis of taxation of payments to Bank of the principal of or interest under this Addendum or any other amounts due under this Addendum in respect thereof (except for changes in the rate of tax on the overall net income of Bank or its LIBOR Lending Office imposed by the jurisdiction in which Bank's principal executive office or LIBOR Lending Office is located); or (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank, or shall impose on Bank or the foreign exchange and interbank markets any other condition affecting this Addendum or the Indebtedness; and the result of any of the foregoing is to increase the cost to Bank of maintaining any part of the Indebtedness or to reduce the amount of any sum received or receivable by Bank under this Addendum by an amount deemed by Bank to be material, then Borrower shall pay to Bank, within fifteen (15) days of Borrower's receipt of written notice from Bank demanding such compensation, such additional amount or amounts as will compensate Bank for such increased cost or reduction. A certificate of Bank, prepared in good faith and in reasonable detail by Bank and submitted by Bank to Borrower, setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusive and binding for all purposes, absent manifest error.

b. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by Bank (or any corporation controlling Bank), and Bank determines that the amount of such capital is increased by or based upon the existence of any obligations of Bank hereunder or the maintaining of any Indebtedness, and such increase has the effect of reducing the rate of return on Bank's (or such controlling corporation's) capital as a consequence of such obligations or the maintaining of such Indebtedness to a level below that which Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then Borrower shall pay to Bank, within fifteen (15) days of Borrower's receipt of written notice from Bank demanding such compensation, additional amounts as are sufficient to compensate Bank (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which Bank reasonably determines to be allocable to the existence of any obligations of Bank hereunder or to maintaining any Indebtedness. A certificate of Bank as to the amount of such compensation, prepared in good faith and in reasonable detail by Bank and submitted by Bank to Borrower, shall be conclusive and binding for all purposes absent manifest error.

8. Legal Effect. Except as specifically modified hereby, all of the terms and conditions of the Agreement remain in full force and effect.

9. Conflicts. As to the matters specifically the subject of this Addendum, in the event of any conflict between this Addendum and the Agreement, the terms of this Addendum shall control.

IN WITNESS WHEREOF, the parties have agreed to the foregoing as of the date first set forth above.

COMERICA BANK

By: [signature] for
Christy Banducci
Title: Assistant Vice President-Western Market

MONTEREY GOURMET FOODS, INC., a Delaware Corporation

By: [signature]
Eric Eddings
Its: Chief Executive Officer

By: [signature]
Scott Wheeler
Its: Chief Financial Officer/Secretary

Comerica Bank

Comerica Bank

MC 4151
5200 North Palm Avenue, Suite 320
Fresno, CA 93704

June 16, 2009

Monterey Gourmet Foods, Inc.
1528 Moffett Street
Salinas, CA 93905

RE: Monterey Gourmet Foods, Inc. ("Borrower")
Obligor Number 5382411592 – 265, 273

Dear Scott and Eric:

Comerica Bank (the "Bank") has approved the extension of the maturity date of the above referenced credit facility as evidenced by that certain note/agreement, dated March 27, 2006 (as such may be amended, restated, modified, supplemented or revised from time to time, the "Agreement") from June 30, 2009 to August 30, 2009. Upon your execution of a counterpart of this letter, the maturity date shall be so amended.

The Agreement, as modified and amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this modification and amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

By execution of a counterpart of this letter, Borrower further represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date hereof, and that no event of default has occurred and is continuing under the Agreement or any other document, instrument or agreement entered into in connection therewith.

Sincerely,
Comerica Bank

By: Christy Banducci
Christy Banducci
Assistant Vice President -- Western Market

Acknowledged and accepted on 6/22/09:

Monterey Gourmet Foods, Inc.

By: Scott Wheeler
Scott Wheeler
Chief Financial Officer/Secretary

By: Eric Eddings
Eric Eddings
Chief Executive Officer